Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 27, 2007 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in CurrencySharesSM Swiss Franc Trust’s Annual Report on Form 10-K for the year ended October 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Baltimore, MD
January 31, 2008